Exhibit 23.1

TAUBER & BALSER, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form SB-2 pertaining to Speedemissions, Inc. of our report dated February 24, 2006, with respect to the consolidated financial statements of Speedemissions, Inc. which are included in the Form 10-KSB for the year ended December 31, 2005. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Tauber & Balser, P.C.
Tauber & Balser, P.C.
Atlanta, Georgia
April 28, 2006